FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2004

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File	(I.R.S. Employer
Number)	Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.01 Entry into a Material Definitive Agreement and Item 7.01  Regulation FD Disclosure

On April 13, 2005, the Superior Court of the State of Arizona In and For the County of Coconino granted preliminary approval of a Settlement Agreement, dated March 30, 2005, between the Company, its Sedona Vacation Club and Premiere Vacation Club businesses (“Defendants”) and the putative “class action” Plaintiffs in certain litigation originally filed in September 2003.

In the Settlement Agreement the Company denied each and every one of the Plaintiff’s allegations of unlawful or wrongful conduct and injuries.  Nevertheless, it has entered into the Settlement Agreement to, among other things, avoid the further expense, inconvenience, burden, uncertainty and risk of litigation.

The terms and conditions be found in The Settlement Agreement and Appendix B of the Settlement Agreement which are attached hereto as Exhibit 99.1.  The Settlement Agreement is subject to final court approval at a hearing scheduled for July 26, 2005.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1

The Settlement Agreement and Appendix B of the Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  April 14, 2005

/s/ Joseph P. Martori

Joseph P. Martori

           Chairman